EXHIBIT 5




                            FREDRIKSON & BYRON, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402


                                 April 23, 1997




OneLink Communications, Inc.
10340 Viking Drive, Suite 150
Eden Prairie, Minnesota  55344

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

     We are acting as corporate counsel to OneLink Communications, Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 1,500,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1994 Stock Option Plan (the "Plan").

     In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

         1.       The Company's Articles of Incorporation, as amended.

         2.       The Company's Bylaws, as amended.

         3. Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and approval of the Plan and the increase in the number of shares of Common Stock reserved for issuance thereunder.

         4.       The Plan, as amended.

         5.       The Registration Statement.

     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:



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         1.       The Shares are validly authorized by the Company's Articles of Incorporation, as amended.

         2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             FREDRIKSON & BYRON, P.A.



                                             By  /s/ John A. Grimstad
                                                 John A. Grimstad